UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 9, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2024 Annual Meeting of Stockholders.  The meeting will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois, on Friday, June 21, 2024, at 11:00 A.M., Chicago, Illinois Time.

At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024, an advisory, non-binding resolution to approve our executive compensation, and a stockholder proposal, if properly presented at the annual meeting.

The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated incumbents Cassandra J. Francis and Terry R. Wells to serve as directors of the Company for three-year terms.

The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024; FOR the approval on an advisory, non-binding basis of our executive compensation; and AGAINST the stockholder proposal.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 9, 2024, we will mail to our stockholders a Stockholder Meeting Notice (the “Meeting Notice”) containing instructions on how to access our Proxy Statement and 2023 Annual Report, and how to vote your shares. The Meeting Notice will also contain instructions on how you may receive, if you wish, a paper copy of your proxy materials.

By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.

Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, NA.

Very truly yours,

F. Morgan Gasior Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION

60 North Frontage Road

Burr Ridge, Illinois 60527

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, June 21, 2024

To the Stockholders of BankFinancial Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois, on Friday, June 21, 2024, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the Company’s Proxy Statement:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualify;

2.	To ratify the engagement of RSM US LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2024;

3.	An advisory, non-binding resolution to approve our executive compensation;

4.	A stockholder proposal, if properly presented at the annual meeting.

5.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2024, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.

By Order of the Board of Directors

James J. Brennan
Secretary

Burr Ridge, Illinois

May 9, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting

Our Proxy Statement for the 2024 Annual Meeting, the accompanying form of proxy and our 2023 Annual Report are available online at www.envisionreports.com/BFIN.

2024 PROXY STATEMENT

PROXY STATEMENT

BankFinancial Corporation

60 North Frontage Road

Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 21, 2024

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois, on Friday, June 21, 2024, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to the stockholders of BankFinancial Corporation on or about May 9, 2024. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement and authorize the voting of your shares by proxy by following the proxy authorization instructions appearing on the proxy card and discussed below under “Voting and Related Matters — How do I vote?”

An Annual Report for the year ended December 31, 2023, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.

THE COMPANY

BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, NA, formerly known as BankFinancial, F.S.B. (each referred to herein as the “Bank”) in 2005, when it consummated a plan of conversion and reorganization of the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation.

VOTING AND RELATED MATTERS

The following is information regarding the Annual Meeting and the voting process.

Why am I receiving this Proxy Statement?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail pursuant to your request in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

You are receiving this Proxy Statement from us because at the close of business on March 28, 2024, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01 per share, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the items of business to be considered at the Annual Meeting to assist you in making an informed voting decision.

When you vote your shares, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares in advance of the Annual Meeting in case your plans change.

If you have voted your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with their discretion.

What matters will be voted on at the Annual Meeting?

You are being asked to vote on the election of our two director nominees; the ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024; an advisory, non-binding resolution to approve our executive compensation; and a stockholder proposal, if properly presented at the annual meeting.

These matters are more fully described in this Proxy Statement.

How do I vote?

Stockholders who own their shares in their name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on their behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BFIN and follow the instructions on the proxy card or on the Meeting Notice.

2.	Telephone: You may call, toll-free, 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage paid envelope provided.

You may use the Internet or telephone to submit your proxy until 1:00 A.M., Chicago, Illinois Time on the morning of the Annual Meeting, Friday, June 21, 2024.

Stockholders who hold shares in “street name,” that is, through a broker, should instruct their broker to vote their shares by following the instructions provided by the broker. Your vote as a stockholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “If I hold shares in the name of a broker, who votes my shares?” below.

What if I sign and date my proxy but do not provide voting instructions?

A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:

•	“FOR” the two director nominees named in this Proxy Statement;

•	“FOR” the ratification of the engagement of RSM US LLP;

•	“FOR” the approval of the advisory, non-binding resolution to approve our executive compensation; and

•	“AGAINST” the stockholder proposal.

What does it mean if I receive multiple proxy materials?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please vote all shares. No proxy cards are duplicated.

If I hold shares in the name of a broker, who votes my shares?

If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” We encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.

What if I change my mind after I vote my shares?

If you hold your shares in your own name, you may revoke your proxy and change your vote by:

•	following the instructions for telephone or Internet voting appearing on your proxy card;
•

signing another proxy card with the later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close at the Annual Meeting;

•

sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting in accordance with the established voting rules and procedures.

If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

Please mail any new proxy cards to Proxy Services, in care of Computershare Investor Services, at P.O. Box 43101, Providence, RI 02040-5067 or you may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.

How are proxy materials delivered?

BankFinancial controls its costs for the Annual Meeting by following SEC rules that allow for the delivery of proxy materials to the Company’s stockholders via Notice and Access, which delivers materials through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders. Stockholders who own shares directly and not through a broker will have a Meeting Notice delivered directly to their mailing address. Stockholders whose shares are held in the name of a broker should have a Meeting Notice forwarded to them by the broker that holds the shares. Stockholders who have requested paper copies of the proxy materials will receive this Proxy Statement, the 2023 Annual Report and a proxy card by mail.

If you received only a Meeting Notice by mail, you will not receive a printed copy of the proxy material unless you request a copy by following the instructions on the notice. The Meeting Notice also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for authorizing your proxy over the Internet.

How do I request a paper copy of the proxy materials?

You may request a paper copy of the proxy materials by following the instructions below. You will be asked to provide your 15-digit control number located on your Meeting Notice.

1.	Call the toll-free telephone number 1-866-641-4276 and follow the instructions provided, or

2.	Access the website at www.envisionreports.com/BFIN and follow the instructions provided, or

3.

Send an email to investorvote@computershare.com with “Proxy Materials BankFinancial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on your Meeting Notice, and state in the email that you want a paper copy of current meeting materials.

Please make your request for a copy on or before June 7, 2024 to facilitate timely delivery before the Annual Meeting.

Stockholders who hold shares in “street name,” that is, through a broker, should request copies of the proxy materials by following the instructions provided by the broker.

How many votes do we need to hold the Annual Meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or
•	has properly submitted a signed proxy form or other proxy (including a broker non-vote).

At the close of business on March 28, 2024, the record date, there were 12,460,678 shares of our common stock, par value $0.01 per share, issued and outstanding. Therefore, at least 6,230,339 shares need to be present at the Annual Meeting in person or by proxy in order for us to hold the Annual Meeting and conduct business.

What happens if a nominee is unable to stand for election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees.  We have no reason to believe that any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.

Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification of the engagement of RSM US LLP.

Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the duties of or impose any additional duties on the Company or its Board of Directors.

Stockholder Proposal (Proposal 4).   You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the stockholder proposal.

Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of RSM US LLP, “FOR” the approval of the compensation of the Company’s named executive officers, and "AGAINST" the stockholder proposal.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.

Are there any limits on the voting of shares?

As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.

How many votes are needed for each proposal?

The two director nominees receiving the highest number of votes cast “FOR” their election will be elected as directors, without regard to shares as to which the “FOR ALL EXCEPT” or “WITHHOLD” box has been selected on the proxy card.

The ratification of the engagement of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024, will require the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.

The approval of the advisory, non-binding resolution on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the duties of or impose any additional duties on the Company or its Board of Directors.

The approval of the stockholder proposal recommending that the Board engage an investment banking firm will require the affirmative vote of a majority of the votes cast at the Annual Meeting, electronically or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.

Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of RSM US LLP, the advisory, non-binding resolution to approve our executive compensation and the stockholder proposal.

Where do I find the voting results of the Annual Meeting?

We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the two director nominees; “FOR” the ratification of the engagement of RSM US LLP; “FOR” the approval of the compensation of the Company’s named executive officers; and “AGAINST” the stockholder proposal.

Who do I call if I have any questions?

If you have any questions or need assistance in submitting your proxy, voting your shares or need paper copies of the proxy materials, free of charge, please contact Computershare, toll-free, at 1-800-816-9078, or toll at 1-781-575-3120.

ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

On February 7, 2024, the Board of Directors expanded its size to eight members from six members, and elected Aaron J. O’Connor and Benjamin Mackovak to the Company’s Board of Directors to fill the vacancies created by the increase in the size of the Board of Directors, effective immediately. The Board of Directors is divided into three classes. The bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until their successor is duly elected and qualifies.

At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, Cassandra J. Francis and Terry R. Wells for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2027 and until their successors are duly elected and qualify.

The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two director nominees as directors, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.

As described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2024, the Company entered into a Standstill Agreement with Strategic Value Bank Partners, LLC, Strategic Value Investors LP and Benjamin Mackovak. Under the Standstill Agreement and subject to the terms and conditions set forth therein, the Company agreed, among other things, that the Board of Directors would appoint Mr. Mackovak to serve as a director of the Company in the class of directors with a term expiring at the Company’s 2026 Annual Meeting.

The following table sets forth certain information regarding the nominees and other members of the Board of Directors, including their years of service and terms of office. Except as indicated elsewhere in the Proxy Statement, there are no arrangements or understandings between any of the directors or the nominees and any other person pursuant to which such directors or the nominees were selected.

		Director	Term of Class
Name	Position(s) Held in the Company	Since (1)	to Expire
NOMINEES
Cassandra J. Francis	Director	2006	2027
Terry R. Wells	Director	1994	2027
CONTINUING DIRECTORS
John M. Hausmann, C.P.A.	Director	1990	2025
Aaron J. O'Connor	Director	2024	2025
Glen R. Wherfel, C.P.A.	Director	2001	2025
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2026
Benjamin Mackovak	Director	2024	2026
Debra R. Zukonik	Director	2020	2026

(1)

Denotes the earlier of the year the individual became a director of the Bank or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Messrs. Gasior, Hausmann and Wells have each served as a director of the Company since its formation in 2004. Mr. Wherfel and Ms. Francis were appointed to the Board of Directors of the Company in 2006.  Ms. Zukonik joined as a director of the Company in 2020.  Messrs. Mackovak and O'Connor joined as directors of the Company in 2024.

Nominees

The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director is set forth below, with age information as of December 31, 2023.

Cassandra J. Francis. Age 58. Ms. Francis is self-employed as the sole proprietor of KARIATID since 2009, which provides real estate and construction-related strategic planning, management, and program and project advisory services to public, private and non-profit organizations. Ms. Francis is also President of BOCA Enterprises, Inc. and President of Michiana Enterprises, real estate management companies. Ms. Francis previously served as the Chief Real Estate and Development Officer of the South Shore Line Railroad / Northern Indiana Commuter Transportation District and as the President and CEO of Friends of the Parks. She was also an Executive Director of Clayco, Inc., a national design-build construction firm and the Director of Olympic Village Development for Chicago’s bid to host the 2016 Summer Olympic and Paralympic Games. She has also held various management positions, including Senior Vice President with U.S. Equities Development, L.L.C. from 1995 to 2008. Ms. Francis is a Fellow of the American Institute of Certified Planners, a Fellow of RICS (The Royal Institution of Chartered Surveyors), a Fellow of the Chartered Institute of Arbitrators, and is an admitted member of the Counselors of Real Estate, the professional consulting arm of the National Association of Realtors. She is certified as both an international commercial arbitrator and as a civil commercial mediator. Ms. Francis is a LEED Accredited Professional and is licensed as a real estate managing broker in the States of Illinois and Indiana. She formerly served as Liaison Vice Chair of the Counselors of Real Estate, Vice President of the International Board of Governors of Lambda Alpha International, an honorary land economics society and formerly served on the Chicago Advisory Board of the Urban Land Institute. Ms. Francis is a member of the Community and Environmental and the Human Resources Committees of the Company.

Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.

Terry R. Wells. Age 65. Mr. Wells has served as the Mayor of the Village of Phoenix, Illinois since 1993, and he currently serves as President of the Southland Regional Mayoral Black Caucus.  He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Chairman of the Board of South Suburban College. Mr. Wells has served as President of the South Suburban Mayors and Managers Association. Mr. Wells retired in 2019 after 35 years teaching history at the secondary school level.  He has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Executive Committee, the Audit Committee, the Human Resources Committee and the Chairman of the Community and Environmental Committee of the Company.

Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.

The Board of Directors recommends a vote “FOR” the above nominees.

Continuing Directors

The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below, with age information as of December 31, 2023.

F. Morgan Gasior. Age 60. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.

Mr. Gasior brings to the Board, among other skills and qualifications, a comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 30 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.

John M. Hausmann, C.P.A. Age 68. Mr. Hausmann has been a self-employed certified public accountant since 1980, until he retired in 2022. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committee of the Company and is a member of the Executive, the Corporate Governance and Nominating and the Human Resources Committees of the Company.

Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

Benjamin Mackovak. Age 42. Mr. Mackovak is the Co-Founder and Managing Member of Strategic Value Bank Partners, an investment partnership specializing in community banks, since 2015. Prior to Strategic Value Bank Partners, Mr. Mackovak was the Founder and Portfolio Manager of Cavalier Capital, an investment firm based in Cleveland, Ohio, from 2012 to 2015. Mr. Mackovak was the Senior Analyst at Rivanna Capital, an investment firm based in Charlottesville, Virginia from 2006 to 2012. Mr. Mackovak worked at First American Trust as an Associate Portfolio Manager, an investment firm based in Newport Beach, California from 2004 to 2005. Mr. Mackovak began his career at Merrill Lynch.

Mr. Mackovak currently serves on the Board of Directors for People’s Bank of Commerce, Community Bank of the Bay, and Keystone Bank. Previously, he served on the Board of United Security Bancshares, First South Bancorp, Peak Bancorp, Foothills Community Bank, and First State Bank of Colorado. In his experience as a bank director, Mr. Mackovak has served on the Compensation Committee, Loan Committee, Corporate Governance Committee, Nominating Committee, ALCO Committee, Strategic Committee, IT Committee,  M&A Committee, and Audit Committee of various community banks. In addition to serving on bank boards, Mr. Mackovak also serves on the Board of Directors for the Great Lakes Science Center.

Mr. Mackovak brings to the Board his experience as a director of other banks and his financial expertise.

Aaron J. O'Connor, C.P.A. Age 49. Mr. O'Connor is a partner and founder of the accounting firm Bridge CPA LLC, a full-service CPA firm providing audit, tax and business advisory services.  Mr. O'Connor has over 25 years of public accounting experience, mainly providing audit/attestation and business consulting services. During this time, he has worked with clients of all sizes, from start-ups to helping take companies public on the NASDAQ and TSX. Mr. O'Connor's clients have been in financial services, manufacturing, distribution, and professional services. Mr. O'Connor's public accounting experience includes audit partner responsibilities with PKF Mueller from 2020 to 2023, and Crowe LLP from 2004 to 2019. Mr. O’Connor has been a member of the Board of Directors of the Bank since 2023.

Mr. O'Connor brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant.

Glen R. Wherfel, C.P.A. Age 74. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984 and President of Park Data Incorporated since 1980. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. The Company acquired Success Bancshares and Success National Bank in 2001. Mr. Wherfel is a member of the Audit Committee and the Chairman of the Human Resources Committee of the Company.  He is also the Chairman of the Corporate Governance and Nominating Committee, and as such, currently serves as the Lead Director of the Company.

Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.

Debra R. Zukonik. Age 61. Ms. Zukonik is the co-owner and Chief Credit Officer of Dare Capital Partners, LLC, which provides asset-based lending and accounts receivable factoring to selected small and medium-size businesses, and co-investment in asset-based lending or accounts receivable factoring facilities to selected financial institutions.  Ms. Zukonik is a co-owner of NN6, LLC, which is a technology company providing specialty report capabilities for factoring software and a co-owner of Horizon ProMed, LP, which is a commercial real estate investment company.  Ms. Zukonik is also a co-owner of FactorHelp, Inc., which is a factoring consulting firm, and a co-owner of Factor Solutions, LLC, which provides servicing for factoring transactions. Ms. Zukonik is a member of the Board of Directors of the American Factoring Association, and is a former member of the Advisory Board of the International Factoring Association, having served four times in the last 20 years, and she previously served on the Executive Committee of the Commercial Finance Association Board of Directors.  Ms. Zukonik is a member of the Community and Environmental Committee of the Company.

Ms. Zukonik brings to the Board, among other skills and qualifications, substantial experience and expertise in the Commercial Finance industry with an extensive range of formal training and expertise in commercial credit and collections, underwriting, and financial and credit analysis.

In accordance with NASDAQ Stock Market board diversity disclosure requirements, below are diversity statistics for our eight Board members as of February 29, 2024.

Board Diversity Matrix (As of February 29, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5		1
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

Director Independence

The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market.

Executive Officers Who Are Not Directors

Set forth below is information, with age information as of December 31, 2023, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.

Gregg T. Adams. Age 64. Mr. Adams has served as the President of the Marketing and Sales Division of the Bank since 2015 and was the Executive Vice President of the Marketing and Sales Division of the Bank from 2001 to 2015 and was the Senior Vice President of the Marketing and Sales Division from 2000 to 2001. Mr. Adams joined the Bank in 1986 and has served in various positions with the Bank and its former real estate subsidiary, Financial Properties, Inc., including as Vice President of Marketing Development. Mr. Adams is also a director of Financial Assurance Services, Inc.

Paul A. Cloutier. C.P.A. Age 60. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.

John G. Manos. Age 63. Mr. Manos has served as the President of the Bank’s Commercial Real Estate Lending Division since 2014, and was the Regional President of the Bank’s Southern Region from 2006 to 2014. He has held various positions with the Bank since 1999, including Senior Vice President, and Vice President and Senior Vice President of Regional Commercial Banking. Prior to joining the Bank, Mr. Manos was the Manager – Commercial Lending for Preferred Mortgage Associates.

Marci L. Slagle. Age 54.  Ms. Slagle has served as the President of the Bank's Equipment Finance Division since February 2020.  She manages the corporate and governmental, middle market and small ticket equipment finance and leasing departments.  Ms. Slagle is a Certified Lease Finance Professional (“CLFP”) with over 25 years’ experience in the commercial equipment leasing/finance industry. Ms. Slagle is a current member of the Equipment Finance and Lease Association Steering Committee – Middle Market Leasing, and she is also an Executive Committee member and past President of the CLFP Foundation.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2024, or such other date as is indicated, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: C/O BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
M3 Funds, LLC 2070 E 2100 S, Suite 250 Salt Lake City, Utah 84109	1,155,303	(2)	9.27%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	868,839	(2)	6.97%
Voya Institutional Trust Company As Trustee fbo BankFinancial and Subsidiaries 401(k) Plan	858,372		6.89%
Alliance Bernstein L.P. 501 Commerce Street Nashville, Tennessee 37203	718,811	(2)	5.77%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	699,115	(2)	5.61%
Black Rock, Inc. 50 Hudson Yards New York, New York 10001	678,311	(2)	5.44%
Strategic Value Investors, LP 127 Public Square, Suite 1510 Cleveland, Ohio 44114	645,000	(3)	5.18%
Directors and Nominees
Cassandra J. Francis	40,444		*
F. Morgan Gasior	327,696	(4)	2.63%
John M. Hausmann	69,049		*
Aaron J. O'Connor	4,184		*
Benjamin Mackovak	645,000	(3)	5.18%
Terry R. Wells	56,384		*
Glen R. Wherfel	106,085	(5)	*
Debra R. Zukonik	3,650		*
Named Executive Officers (other than Mr. Gasior):
Paul A. Cloutier	89,373	(6)	*
Gregg T. Adams	96,275	(7)	*
All Directors and Executive Officers (including Named Executive Officers) as a Group (12 persons)	1,618,636		12.99%

(1)

The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	Amount of shares owned and reported on the most recent Schedule 13G filing with the SEC, reporting ownership as of December 31, 2023.
(3)	Amount of shares owned and reported on the most recent Schedule 13D, reporting ownership as of December 31, 2023 by Strategic Value Bank Partners, LLC. Certain of these parties report sole and/or shared voting and dispositive power with respect to these securities. Mr. Mackovak has no sole voting nor dispositive power.
(4)	Includes 118,159 shares held by the BankFinancial and Subsidiaries Associate Investment Plan. Also includes 125,000 shares held by Mr. Gasior’s spouse. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.
(5)	Includes 73,585 shares held in trust and 32,500 shares held by an individual retirement account.
(6)	Includes 24,373 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.
(7)	Includes 73,775 shares held by the BankFinancial and Subsidiaries Associate Investment Plan.

Securities Authorized for Issuance

The Company has no securities authorized for issuance under any equity compensation plan.

Delinquent Section 16(a) Reports

The Company’s executive officers, directors and any beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2023, Director O'Connor was one day late in filing a Form 3, and we believe that no other executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file a required ownership report on a timely basis.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT

Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee, which currently consists of the Chief Executive Officer and two independent directors. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent directors.

The Chair of the Corporate Governance and Nominating Committee serves as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the Board’s outside, independent directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.

The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee provides that any director may place any item on the agenda for any Board meeting.

The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.

The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.

Role in Risk Oversight. The Board is actively involved in the oversight of risks that could affect the Company, through, among other things, its adoption of policies and procedures; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee, oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports from officers of the Company responsible for the management of specific functions; and the periodic use of outside consultants to conduct independent reviews of internal controls or Company-specific functions.

This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.

Attendance at Annual Meetings of Stockholders

Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts.  All of the Company’s then existing directors attended the 2023 Annual Meeting of Stockholders.

BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES

Meetings and Committees of the Board of Directors

Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2023, the Board of Directors of the Company held five regular meetings and one special meeting.  No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or by unanimous consent.

The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee	Community & Environmental Committee
Cassandra J. Francis				✓	✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair	✓	✓
Terry R. Wells	✓	✓		✓	Chair
Glen R. Wherfel		✓	Chair	Chair
Debra R. Zukonik					✓
Meetings held during 2023	1	4	1	1	1

Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the bylaws of the Company.

Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the 2023 Proxy Statement.  As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.

Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is attached as Appendix A to this Proxy Statement. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities.

Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.

The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s bylaws also establish specific qualifications for directors.

The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee of the Company. The Charter of the Human Resources Committee of the Company was attached as Appendix B to the 2023 Proxy Statement.  The Human Resources Committee of the Company is comprised of all directors of the Company other than Ms. Zukonik and Mr. Gasior. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes two directors of the Bank who were not directors of the Company, and does not include Ms. Zukonik because she is not a director of the Bank. The Human Resources Committee of the Bank is currently responsible for, among other things, establishing Bank-level base salaries, cash incentive compensation plans and bonus payments. All members of each Human Resources Committee are “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. Except for administrative assistance, the meetings of the Human Resources Committees were conducted outside the presence of management to discuss compensation, performance and employment related matters.

Community and Environmental Committee.  The Board of Directors has adopted a written charter for the Community and Environmental Committee of the Company.  The scope of the Community and Environmental Committee responsibilities shall include monitoring and oversight of the policies, key controls and practices, and results with respect to the community and environmental topics. The Committee shall also conduct and facilitate reviews, meetings, assessments and take such other actions necessary and appropriate to its Scope of Responsibilities.

AUDIT COMMITTEE REPORT

In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2023;
•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report has been provided and is respectfully submitted by the Audit Committee:

John M. Hausmann, C.P.A., Chairman

Terry R. Wells

Glen R. Wherfel, C.P.A.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has engaged RSM US LLP (“RSM”) to act as the Company’s independent registered public accounting firm for the year ending December 31, 2024, subject to the ratification of the engagement by the Company’s stockholders. Representatives of RSM US LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, as well as to respond to appropriate questions that may be asked by a stockholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by the Company’s Audit Committee.

The Board of Directors recommends a vote “FOR” the ratification of the engagement of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Accounting Fees and Services

RSM acted as the Company’s independent registered public accounting firm for its fiscal years ended December 31, 2023 and 2022. Set forth below is certain information concerning aggregate fees billed for professional services rendered by RSM during the years ended December 31, 2023 and 2022:

Audit Fees. The aggregate fees billed to the Company by RSM for professional services rendered by RSM for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by RSM in connection with statutory and regulatory filings and engagements were $443,000 and $406,000 during the years ended December 31, 2023 and 2022, respectively.

Audit-Related Fees. RSM did not bill the Company for any fees for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, for the years ended December 31, 2023 and 2022.

Tax Fees. The aggregate fees billed to the Company by RSM for professional service for tax consultations and tax compliance was $57,000 and $55,000 during the year ended December 31, 2023 and 2022, respectively.

All Other Fees. There were no other fees billed for professional services rendered by RSM other than those described above.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by RSM, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit and tax fees described above during the years ended December 31, 2023 and 2022.

NARRATIVE DISCUSSION OF EXECUTIVE COMPENSATION

Introduction

This Narrative Discussion of Executive Compensation describes the Company’s compensation philosophy and policies for 2023 as applicable to the executive officers named in the Summary Compensation Table (the “Named Executive Officers”). This section explains the structure and rationale associated with each material element of the Named Executive Officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team, members of the executive management team are compensated by the Bank rather than the Company and the Company reimburses the Bank for its services to the Company through intercompany expense allocations.

Role of the Human Resources Committee of the Board of Directors

Pursuant to its Charter, the Human Resources Committee of the Company is responsible for the execution of the Board of Directors’ responsibilities with respect to equity-based compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers of the Company.  The Human Resources Committee of the Bank is responsible for the execution of the responsibilities of the Board of Directors of the Bank with respect to cash-based compensation, employee benefits and perquisites, performance evaluation and succession planning for the Bank’s Chief Executive Officer, and other senior officers of the Bank. The Human Resources Committee of the Bank communicates its actions and decisions to the Human Resources Committee of the Company.  The Human Resources Committee of the Company is comprised of Messrs. Wherfel (Chairman), Hausmann and Wells and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on Friday, June 21, 2024. Each member of the Human Resources Committee of the Company is considered “independent” according to the listing standards of the NASDAQ Stock Market and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

Compensation Philosophy and Objectives

The overall objective of the Company’s and the Bank’s compensation programs is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align management interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;
•

maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company and the Bank, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:
◦	clearly motivates personnel to perform and succeed according to the current goals of the Company and the Bank;
◦	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;
◦	aligns incentive compensation practices to risk-taking activities;
◦	attracts and retains key personnel critical to the long-term success of the Company and the Bank;
◦	provides for management succession planning and related considerations;
◦	encourages increased productivity;
◦	provides for subjective consideration in determining incentive and compensation components; and
◦	ensures that management:
▪	fulfills its oversight responsibility to its primary constituents;
▪	conforms its business conduct to the Company’s and the Bank’s established ethical standards;
▪	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company and the Bank; and
▪	avoids any conflict between its responsibilities to the Company and the Bank and each executive officer’s personal interests.

Compensation Committee Interlocks and Insider Participation

Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.

Compensation Consultant Independence

The Human Resources Committee of the Company engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee of the Company. The Human Resources Committee of the Company has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook & Co. believes that there is no conflict of interest in its role as an advisor to the Human Resources Committee of the Company. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters; the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company or the Bank; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the Board or the Human Resources Committee of the Company.

Compensation Principles and Factors

Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes the previous two fiscal years and up to two years prospectively. In connection with this review, management submits a Business Plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed Business Plan and modify its provisions to the extent they deem appropriate. The Business Plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The Business Plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance.

The Human Resources Committees of the Company and the Bank considered the Company’s and the Bank’s performance within the context of the Business Plan and management’s overall performance, weighing numerous factors within and outside of management’s control.

Corporate Performance and Industry Comparison. In establishing named executive officer compensation, the Human Resources Committees of the Company and the Bank periodically evaluate the Company’s and the Bank’s performance compared to management’s and the Boards of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committees believe that using the respective performance factors of the Company and the Bank in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committees focus on the respective overall performance of the Company and the Bank relative to the prior calendar year and also considers the performance of insured depository institutions in the Chicago MSA, an immediately adjacent MSA or the State of Illinois. As part of the evaluation and review, the Human Resources Committees also take into account the manner in which various subjective issues, such as changes in competition, regulatory standards, and general and local economic conditions (including unemployment rates, commodities prices and adverse conditions in housing and real estate markets) may have affected performance.

For purposes of comparative analysis in assessing corporate performance, the Company generally considers commercial banks and savings institutions of similar asset size, capital ratios, and/or geography. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The group of comparative financial institutions used for 2023 to assess overall performance consisted of publicly-held financial institutions located in the Chicago MSA, an immediately adjacent MSA or the State of Illinois with assets of $1.0 billion to $6.0 billion. The local financial institutions that were considered for 2023 consisted of Waterstone Financial, Inc. (WSBF), Finward Bancorp (FNWD), and First Business Financial Services, Inc. (FBIZ). A broader group consisting of these publicly-held institutions and a number of privately-held local financial institutions is also considered in the assessment of corporate performance.

The Boards of Directors of the Company and the Bank believe that industry comparison is a useful tool for assessing business performance, staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committees believe that it is prudent to use industry comparison data in determining compensation practices, they do not establish empirical parameters or benchmarks for using this data. Rather, where necessary, the Human Resources Committee of the Bank uses industry comparison data to confirm that executive compensation is reasonable relative to competing organizations.

Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Boards of Directors of the Company and the Bank at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Boards of Directors of the Company and the Bank then consider the overall performance of the Company and the Bank and the named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. The Human Resources Committee of the Bank reviews current and proposed compensation levels for the Chief Executive Officer and the other Named Executive Officers for Bank-level base salaries, incentive compensation plans and discretionary cash bonus payments.

The Boards of Directors and the Human Resources Committees exclude the Chief Executive Officer and all other Named Executive Officers from their discussions and formal meetings concerning their compensation, except to receive the results of the decisions made and other relevant information.

Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for Named Executive Officers, the Human Resources Committees consider the organizational structure and business performance of the Company and the Bank, external information from public sources on industry and competitor business performance and compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committees of the Company and the Bank continued to have access to their own outside counsel and a compensation consultant during 2023.  The Human Resources Committee of the Company engaged Cook & Co. to assist in the preparation of the compensation analysis aspects of reports filed with the SEC and to be available for consultations with outside counsel. As part of its work in 2023, Cook & Co. conducted peer group analysis against peers covering total annual compensation and equity incentives for the positions of Chief Executive Officer and Chief Financial Officer.

Alignment of Risk and Performance-Based Compensation. The Code of Business Conduct for the Company and the Bank incorporates a NASDAQ Clawback Policy for the Executive Officers of the Company and the Bank that provides for the recovery of Erroneously Awarded Compensation in the event the Company is required to prepare an Accounting Restatement.  For those not covered by the NASDAQ Clawback Policy, the Code of Business Conduct for the Company and the Bank includes provisions for the recovery (also known as “clawback”) of performance-based incentive compensation paid in or after 2023 in certain situations involving a restatement of financial reporting for a period up to three years from the date the restated financial statements are first filed with the SEC. In addition, incentive compensation plans adopted by the Bank that are directly related to the volumes and pricing of extensions of credit provide for the exclusion or deferral of incentive-based compensation based on either the inherent risk of the extension of credit or the risk rating assigned to the credit by a committee independent of the loan origination process.

Components of Executive Compensation

General. All Named Executive Officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. The compensation that the Bank pays to its Named Executive Officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank.

Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. A discussion of changes in base salaries for each Named Executive Officer is included under “Conclusions for the Year Ended December 31, 2023.”

The base salaries of the Named Executive Officers for 2024 are as follows:

Name	Position	2024 Base Salary
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$507,756
Paul A. Cloutier	Executive Vice President and Chief Financial Officer	$333,125
Gregg T. Adams	Marketing & Sales President - Bank	$279,269

Cash Incentive Plan Compensation. The Bank maintains numerous cash incentive compensation plans at the Divisional or Departmental level. Each plan aligns incentive compensation with the applicable Business Plan objectives for a particular Division or Department. The Bank’s Human Resources Committee approves each Divisional or Departmental cash incentive compensation plan for a calendar year. At the conclusion of the calendar year, the Bank’s Human Resources Committee reviews the proposed awards for all department managers at the level of Senior Vice President or higher pursuant to each Divisional or Departmental plan. Cash incentive plan compensation for the Chief Executive Officer, the Chief Financial Officer and the Marketing and Sales President reflects the relative achievement of the strategic, financial and management objectives established by the Business Plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the performance factors  applicable for each individual. Historically, the Bank prepared a performance- and risk-based incentive compensation matrix for the Chief Executive Officer and the Chief Financial Officer. Taken together, this matrix incorporated direct relationships of certain key risk exposures and performance elements for the Company. Information with respect to this plan or matrix for the Chief Executive Officer and the Chief Financial Officer is included in “Conclusions for the Year Ended December 31, 2023.”

Discretionary Cash Bonus. The Bank may pay discretionary cash bonuses to associates and officers based on job performance consistent with a high level of individual execution of assigned responsibilities or special projects for a portion of a calendar year, a full calendar year or over a period of years. The Bank’s Human Resources Committee approves all discretionary cash bonus payments for all department managers at the level of Senior Vice President or higher.

Prohibited Transactions Involving Shares Issued by BankFinancial Corporation. The Insider Trading Policy for the Company and the Bank includes provisions prohibiting directors, officers and employees from purchasing shares of common stock issued by the Company in a margin account, or pledging such shares as collateral for a loan. In addition, the Insider Trading Policy prohibits the purchase or sale of financial instruments or otherwise conducting transactions designed to, or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities issued by the Company without the prior written consent of the Company’s Corporate Governance and Nominating Committee.

401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of 90 days of service. The Company provides a match of 50% of all contributions up to 6% of eligible compensation. The Company could also contribute an additional amount annually at the discretion of the Board of Directors of the Bank. Contributions totaling $360,000, excluding forfeitures, were made to the 401(k) plan for 2023. All reasonable administrative expenses incurred by the Plan were paid by the Plan.

All Other Compensation and Perquisites. To the extent applicable, the Human Resources Committees of the Company and the Bank review and monitor the level of other compensation and perquisites provided by the Company or the Bank, respectively, to the Named Executive Officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, and 401(k) plan benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committees of the Company and the Bank continue to believe that other compensation and perquisites generally should not exceed 10% of each Named Executive Officer’s total annual cash compensation. As of December 31, 2023, the compensation practices of the Company and the Bank with respect to other compensation and perquisites met this standard.

Conclusions for Year Ended December 31, 2023

Executive Summary. The following is a summary of the compensation decisions the Human Resources Committees made with respect to the Named Executive Officers for 2023 and base salaries for 2024:

•	Earned 2023 cash incentive compensation plan payments were paid to the Chief Executive Officer, the Chief Financial Officer and the Marketing and Sales President.
•	In March 2023, the base salaries of the Chief Executive Officer and the Marketing and Sales President increased by 3.0%. The Chief Financial Officer received a 4.4% increase in base salary in 2023.
•	In March 2024, the base salaries of the Chief Executive Officer, the Chief Financial Officer and the Marketing and Sales President increased 2.5%.

Review of Chief Executive Officer. The Human Resources Committee of the Bank met outside the presence of Mr. Gasior to review the Chief Executive Officer’s performance in the context of the evaluation categories established by the Board of Directors.

Earnings Per Share.  The Human Resources Committee determined that the Earnings Per Share weighting for the Chief Executive Officer should remain constant at 40% of the total plan weighting.  The goal of the Company has been to achieve a consistent earnings result of $1.00 per year Earnings Per Share.  The Business Plan and the BankFinancial Corporation share repurchase plan are coordinated as feasible to achieve the targeted results.  Based on the full-year 2023 results, the Human Resources Committee determined that Earnings Per Share were 74% of the target Earnings Per Share objective for 2023.

The Company’s share price decreased from $10.53 to $10.26 (2.6%) in 2023, with a one-year total shareholder return of  2.05% and three-year total shareholder return of 32.14%.  The ABAQ Community Bank stock index decreased by 5.3% for the one-year period and increased by 13.6% for the three-year period.

Net Commercial Loan Growth & Loan Originations.  The failures of Silicon Valley Bank, Signature Bank and First Republic in the first half of 2023 required the Bank to immediately emphasize on-balance sheet liquidity.  At the beginning of 2023, the Bank’s liquidity in 2023 primarily resulted from scheduled repayments of equipment finance exposures and scheduled maturities of investment securities, which were weighted to the second half of 2023.  Accordingly, the Bank decided to conserve liquidity by materially reducing term-structured loan originations through the third quarter of 2023.  Due to the change in the Business Plan to emphasize on-balance sheet, the Bank’s loan portfolio declined by $176 million (14.3%), primarily due to receipt of $201 million in total principal payments within the equipment finance portfolio, which were not replaced by new originations in 2023.  Notwithstanding the change in Business Plan strategy, the Bank earned a higher interest rate on its cash and short-term investments compared to the weighted-average interest rate earned on the scheduled repayments and matured securities during 2023.  The Human Resources Committee determined that each of the Net Commercial Loan Growth & Loan Originations category weightings should remain constant at 5% of the total plan weighting for 2023 to retain the continued long-term focus on loan portfolio composition and growth to achieve Earnings Per Share and franchise objectives.  Based on the short-term changes in the Business Plan strategy for 2023, the Human Resources Committee determined that Net Commercial Loan Growth and Loan Originations met expectations for 2023.

Securities Portfolio.  The Human Resources Committee determined that the Securities Portfolio category weighting should remain constant at 5% of the total plan weighting for 2023.  The Bank’s securities portfolio maintained a relatively short duration and laddered maturities, which enabled the Bank to improve liquidity and earnings through re-deployment of matured securities and the eight month earn-back of the $335,000 (after-tax) loss on the sale of $44 million in investment securities incurred in the first quarter of 2023.  The Bank also improved its Community Reinvestment Act investment portfolio from $3.6 million as of December 31, 2022 (54% of target CRA investment level) to $7.5 million as of December 31, 2023 (117% of target CRA investment level).  As of December 31, 2023, the Accumulated Other Comprehensive Income (AOCI) adjustment for the securities portfolio was (1.6%) of Bank tangible capital.  The Human Resources Committee determined that the Securities Portfolio met expectations for 2023.

Asset Quality.  The Human Resources Committee determined that the Asset Quality category should remain constant at 20% of the total plan weighting for 2023.  The overall metrics for Asset Quality declined principally due to the two U.S. Government equipment finance transactions and one Middle Market equipment finance transaction placed on non-accrual status in the first half of 2023.  Excluding the two U.S. Government equipment finance transactions, the Bank’s Asset Quality was consistent with the Bank’s historical asset quality results, with positive trends and action taken with respect to other classified, criticized and watch list credit exposures.  Notwithstanding the foregoing, the Human Resources Committee determined that Asset Quality was below expectations due to the balances of non-accrual loans and non-performing assets as of December 31, 2023.

Internal Controls. The Human Resources Committee determined that the Internal Controls category weighting should remain constant at 10% of the total plan weighting for 2023.  The Human Resources Committee determined that the results of the Bank's operations and audits with respect to information security, regulatory compliance and the system of internal controls met expectations for 2023.

Leadership & Planning. The Human Resources Committee determined that the Leadership & Planning category weighting should remain at 15% of the total plan weighting for 2023.  The Chief Executive Officer responded to the banking industry developments which occurred in the first quarter of 2023 with changes to the Bank’s liquidity posture, while improving earnings due to the pricing of scheduled loan payments and maturing securities.   Notwithstanding the $113 million decline in deposits in 2023, the Bank’s liquidity improved to 12% of Cash to Total Assets as of December 31, 2023 from 4% Cash to Total Assets as of December 31, 2022.  The improved liquidity also further supported growth in interest income given the increases in short-term interest rates due to Federal Reserve monetary policy actions.  The Bank maintained a balanced interest rate risk position in 2022 to 2023, with the additional liquidity generated during 2023 creating more earnings exposure to a future material decline in short-term interest rates as of December 31, 2023 but stable to rising earnings should interest rates remain constant or increase in future periods.

The Bank’s deposit portfolio declined primarily due to the utilization of available funds by retail borrowers in an inflationary environment and the use of low-yielding cash deposits in lieu of commercial line utilization by commercial borrowers.   The Bank’s change in the cost of funds was consistent with the 2023 Business Plan.  Consolidated insured deposits were 86% of total deposits as of December 31, 2023, due in part to the Bank’s rapid deployment of reciprocal insured deposit products and customer outreach for “FDIC Insurance Coverage Reviews” for depositors with greater than $250,000 held at the Bank.

The Chief Executive Officer completed the credit policy, pricing and loan documentation development for the Bank’s hybrid and universal commercial finance products, the Bank’s Business LifeLine small business micro-credit products, the initial deployment of the Business Banking Department focused on small business customers, the Treasury Services supply-chain and wire transfer drawdown products and the Bank’s new Digital Privacy Policy.   The Chief Executive Officer maintained oversight over all legal matters for the Bank, including certain other litigation matters arising from the loan portfolio, the Trust Department, contract / vendor management reviews and various regulatory and state law compliance matters.

Based on the foregoing, the Human Resources Committee determined that the Chief Executive Officer's performance in the Leadership and Planning category met expectations for 2023.

Conclusions.  Based on the factors noted above, the Human Resources Committee of the Bank, with Mr. Gasior not participating, approved a 13.00% cash incentive compensation plan payment for 2023 with respect to the Chief Executive Officer, a reduction of $27,222 (29.8%) compared to 2022.  The Human Resources Committee of the Bank also approved a standard base compensation increase of  2.5% for the Chief Executive Officer.   The Board of Directors of the Bank, without the participation of the Chief Executive Officer, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Executive Officer.

The matrix used by the Human Resources Committee of the Bank with respect to the Chief Executive Officer is as follows:

Component	Weight	2023 Performance Results	2023 Percentage Results		2023 Percentage Awarded		2023 Maximum Percentage
Earnings Per Share	40%	74% of Target	7.50%		7.50%		50%
Net Commercial Loan Growth	5	Met	10.00		10.00		50
Commercial Loan Originations	5	Met	10.00		10.00		50
Securities Portfolio	5	Met	20.00		20.00		50
Asset Quality	20	Below	10.00		10.00		50
Internal Controls	10	Met	15.00		15.00		50
Leadership & Planning	15	Met	30.00		30.00		50
Composite	100%	Met	13.00%	(1)	13.00%	(2)	50%	(3)

(1)	Represents the percentage of base salary earned as cash incentive compensation.
(2)	Represents the percentage of base salary paid as cash incentive compensation.
(3)	Represents the maximum percentage of base salary available as cash incentive compensation.

The Earnings Per Share target performance and the actual results for the year ended December 31, 2023, are set forth in the table below.

Category	2023 Results	Target Performance
Earnings Per Share	$0.74	$1.00

Review of Chief Financial Officer. The Human Resources Committee of the Bank reviewed the performance of the Chief Financial Officer in the context of the evaluation categories established by the Board of Directors.

Earnings Per Share.  The Human Resources Committee determined that the Earnings Per Share category weighting for the Chief Financial Officer should remain constant at 25% of the total plan weighting for 2023.  The goal of the Company has been to achieve a consistent earnings result of $1.00 per year Earnings Per Share.  The Business Plan and the BankFinancial Corporation share repurchase plan are coordinated as feasible to achieve the targeted results.  Based on the full-year 2023 results, the Human Resources Committee determined that Earnings Per Share were 74% of the target Earnings Per Share objective.

Internal Controls.  The Human Resources Committee determined that the Internal Controls category weighting for the Chief Financial Officer should remain constant at 25% of the total plan weighting. The Human Resources Committee determined that the results of the Bank's operations and audits with respect to the system of internal controls for financial and regulatory reporting met expectations.

Asset Quality (Securities).  The Human Resources Committee determined that the Asset Quality (Securities) category weighting for the Chief Financial Officer should remain constant at 30% of the total plan weighting for 2023.  The Bank’s securities portfolio consists of U.S. Treasury securities, bank Certificates of Deposits fully-insured by the FDIC, U.S. Government Agency mortgage-backed securities and local municipal bond securities.  There were no impairments of any securities in the securities portfolio in 2023.  The Human Resources Committee determined that the results within the securities portfolio with respect to asset quality exceeded expectations.

Liquidity & Interest Rate Risk.  The Human Resources Committee determined that the Liquidity & Interest Rate Risk category weighting should remain constant at 15% of the total plan weighting for 2023.  The Bank’s securities portfolio maintained a relatively short duration and laddered maturities, which enabled the Bank to improve liquidity and earnings through re-deployment of matured securities and the eight month earn-back of the $335,000 (after-tax) loss on the sale of $44 million in investment securities incurred in the first quarter of 2023.  The Bank also improved its Community Reinvestment Act investment portfolio from $3.6 million in 2022 (54% of target CRA investment level) to $7.5 million (117% of target CRA investment level).  As of December 31, 2023, the Accumulated Other Comprehensive Income (AOCI) adjustment for the securities portfolio was (1.6%) of Bank tangible capital. The Bank maintained a balanced interest rate risk position in 2022 to 2023, with the additional liquidity generated during 2023 creating more exposure to a future decline in short-term interest rates as of December 31, 2023; however, continued deployment of short-term investments with laddered maturities can mitigate the risks of a sudden decline in short-term interest rates while maintaining sufficient on-balance sheet liquidity. The Human Resources Committee determined that the results with respect to liquidity and interest rate risk significantly exceeded expectations for 2023.

Leadership & Planning.  The Human Resources Committee determined that the Leadership & Planning category weighting should remain constant at 5% of the total plan weighting for 2023. This category reflects the advance planning elements of the Chief Financial Officer role on emerging financial accounting and taxation issues.  The Chief Financial Officer also managed the Bank’s corporate insurance program and coordinates fixed asset investment / management functions for the Bank.  The Human Resources Committee determined that the results with respect to leadership and planning met expectations for 2023.

Conclusions.   Based on the factors noted above, the Human Resources Committee of the Bank approved a 14.48% cash incentive compensation plan payment for 2023 with respect to the Chief Financial Officer.  The Human Resources Committee of the Bank also approved a standard base compensation increase of 2.5% for the Chief Financial Officer. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Financial Officer.

The matrix utilized by the Human Resources Committee of the Bank with respect to the Chief Financial Officer is as follows:

Component	Weight	2023 Performance Results	2023 Percentage Results		2023 Percentage Awarded		2023 Maximum Percentage
Earnings Per Share	25%	74% of Target	7.50%		7.50%		20%
Internal Controls	25	Met	14.00		14.00		20
Asset Quality (Securities)	30	Exceeded	18.00		18.00		20
Liquidity & Interest Rate Risk	15	Significantly Exceeded	20.00		20.00		20
Leadership & Planning	5	Met	14.00		14.00		20
Composite	100%	Met	14.48%	(1)	14.48%	(2)	20%	(3)

(1)	Represents the percentage of base salary earned as cash incentive compensation.
(2)	Represents the percentage of base salary paid as cash incentive compensation.
(3)	Represents the maximum percentage of base salary available as cash incentive compensation.

The Earnings target and the actual results for the year ended December 31, 2023, are set forth in the table in the Review of the Chief Executive Officer.

Review of Marketing and Sales President. The Human Resources Committee of the Bank reviewed the performance of the Marketing and Sales President.  The Human Resources Committee of the Bank noted that the Chief Executive Officer had submitted a written performance assessment of the performance of the Marketing and Sales President and the applicable bonus or cash incentive compensation payments based on the results of the Bank’s deposit portfolio composition and cost of funds, Trust Department operations and results, Treasury Services Department operations and results, deposit product development, and leadership and planning.

Deposit Portfolio Composition & Cost of Funds.  The Bank’s deposit portfolio declined primarily due to the utilization of available funds by retail borrowers in an inflationary environment and the use of low-yielding cash deposits in lieu of commercial line utilization by commercial borrowers.  The proportion of commercial deposits to total deposits remained stable in 2023. The Bank’s change in the cost of funds was consistent with the 2023 Business Plan.  Consolidated insured deposits were 86% of total deposits as of December 31, 2023, due in part to the Bank’s rapid deployment of reciprocal insured deposit products and customer outreach for “FDIC Insurance Coverage Reviews” for depositors with greater than $250,000 held at the Bank.  The Marketing & Sales Division President oversaw the customer outreach program for reciprocal deposits, implemented the revised pricing and practices for the Bank’s customer retention programs with personal outreach to specific large-balance commercial deposit customers and managed the day-to-day decisions with respect to customer requests for deposit pricing adjustments.

Trust Department & Treasury Services Department.  Trust Department assets under management increased by 17% during 2023 as new products released in 2022 and 2023 met with favorable responses in the market, together with increased marketing outreach achieving growth in net new trust customers in 2023.  The Treasury Service Department revenues increased to $146,000 in 2023 as a result of initial development and marketing for the Bank’s paying agency products.  Pursuant to the Treasury Services Department Incentive Compensation Plan, the Marketing and Sales Division President earned $2,229 based on the results of the plan.

Product Development & Marketing.  In addition to the deployment of reciprocal deposit products related to FDIC deposit insurance, the Marketing & Sales Division President coordinated the review and development of updated consumer overdraft programs with upgraded risk management analytical capabilities, revised pricing and improved customer communication capabilities consistent with current regulatory guidance.  The Marketing & Sales Division President also oversaw significant revisions to the Bank’s commercial credit and commercial deposit marketing initiatives to improve campaign effectiveness monitoring and utilize new marketing channels, with an emphasis on digital marketing techniques to better reach small business and commercial credit/deposit prospects.

Leadership & Planning.  The Marketing & Sales Division President participates in risk management functions related to regulatory compliance/audit, information technology coordination and oversees all branch operations functions.  The Marketing & Sales Division President achieved significant customer and balance retention related to the development of the Bank’s Flossmoor branch and participated in the subsequent closure and sale of the Bank’s Naperville and Hazel Crest branch offices to achieve greater operating efficiencies.

Conclusions.  Based on the factors noted above, the Human Resources Committee of the Bank approved a $33,771 discretionary cash bonus payment and a $2,229 Treasury Services Department cash incentive compensation plan payment to the Marketing and Sales Division President for 2023.  The Human Resources Committee of the Bank also approved a standard base compensation increase of  2.5% for the Marketing and Sales President. The Board of Directors of the Bank ratified the actions of the Human Resources Committee of the Bank with respect to the Marketing and Sales President.

Reasonableness of Compensation

After considering all components of the compensation program for the Named Executive Officers, the Human Resources Committee of the Bank has determined that such compensation is reasonable and appropriate.

The cash incentive compensation programs for the Chief Executive Officer and the Chief Financial Officer include asset quality measurements and the Chief Executive Officer and the Chief Financial Officer and Marketing and Sales President include internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.

Tax and Accounting Treatment

The Human Resources Committees of the Company and the Bank believe that, as compensation structures become more complex, the effects of taxation issues could affect the net intended effect of the Company’s and the Bank’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committees of the Company and the Bank intend to monitor the effects of taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and the other two most highly compensated executive officers who served in such capacities during 2023:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation		All Other Compensation (2)	Total Compensation
F. Morgan Gasior	2023	$491,488	$—	$64,398	(3)	$57,560	$613,446
Chairman of the Board, Chief Executive Officer	2022	480,944	—	91,620		61,352	633,916
Paul A. Cloutier	2023	$321,275	$—	$47,044	(4)	$32,521	$400,840
Executive Vice President and Chief Financial Officer	2022	309,522	—	46,675		31,391	387,588
Gregg T. Adams (1)	2023	$270,321	$33,771	$2,229	(5)	$20,695	$327,016
Marketing & Sales President

(1)	Mr. Adams was not a reported named executive officer in 2022.
(2)	All other compensation for the Named Executive Officers during fiscal 2023 is summarized below:
Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	Other (iv)	Total “All Other Compensation”
F. Morgan Gasior	$17,737	$3,666	$1,601	$9,668	$24,888	$57,560
Paul A. Cloutier	$18,600	$2,992	$1,307	$9,622	$—	$32,521
Gregg T. Adams	$6,600	$2,516	$1,099	$7,598	$2,882	$20,695

(i)	Includes use of automobile or an automobile allowance, and in the case of Messrs. Gasior and Cloutier, club dues.
(ii)

Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each of the Named Executive Officers. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)

Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(iv)	Reflects payout of accrued Paid Time Off (“PTO”) hours in excess of the allowable annual carry over limit.
(3)	Mr. Gasior is eligible to receive an incentive cash bonus up to 50% of base salary based on the achievement of weighted performance goals.
(4)	Mr. Cloutier is eligible to receive an incentive cash bonus up to 20% of base salary based on the achievement of weighted performance goals.
(5)	Mr. Adams is eligible to receive an incentive under the Treasury Services Department Incentive Compensation Plan of 10% of the overall Plan bonus pool.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of  Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company.  The Human Resources Committee reviewed the total shareholder return for a one-year and a three-year periods but the Committee did not specifically incorporate Item 402(v) pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Narrative Discussion of Executive Compensation” on page 13.

Pay versus Performance Table. The table below reflects Compensation Actually Paid to the Company’s Principal Executive Officer (”PEO”) and average Compensation Actually Paid to Non-PEO Named Executive Officers during 2023, 2022 and 2021. In addition, the table discloses our Total Shareholder Return calculation that  assumes reinvestment of all dividends and reflects changes in the company’s share price since the initial investment date of December 31, 2020.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (2)	Net Income (in thousands) (3)	Earnings Per Share
2023	$613,446	$613,446	$363,928	$363,928	$132	$9,393	$0.74
2022	633,916	633,916	410,937	410,937	130	10,494	0.80
2021	632,273	632,273	356,066	356,066	126	7,410	0.53

(1)	No adjustments were made to the SCT total to determine Compensation Actually Paid; the Company does not provide employees with pension benefits and no equity compensation was granted to or outstanding for our PEO and NEOs during the period.
(2)	Total Shareholder Return assumes reinvestment of all dividends and reflects changes in the Company’s share price since the initial investment date of December 31, 2020.
(3)	As reported in our audited financial statements for the applicable year.
The PEO for 2023 is F. Morgan Gasior and the non-PEO NEOs are Paul A. Cloutier and Gregg T. Adams.
The PEO for 2022 is F. Morgan Gasior and the non-PEO NEOs are Marci L. Slagle and John G. Manos.
The PEO for 2021 is F. Morgan Gasior and the non-PEO NEOs are Paul A. Cloutier and Marci L. Slagle.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to our Other Non-PEO NEOs and the Company's Cumulative Total Shareholder Return (TSR). For 2022 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 3.23% and 11.44%, respectively, compared to a 1.54% increase in our TSR over the same time horizon.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to our Other Non-PEO NEOs and the Company's Net Income. For 2022 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 3.23% and 11.44%, respectively, compared to a 10.49% decrease in our net income over the same time horizon.  The cash incentive compensation paid to our PEO declined by 29.7% from 2022 to 2023, compared to a 10.5% decrease in our net income over the same time horizon.

Potential Payments upon Termination or Change of Control

The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the Named Executive Officers would be entitled upon a termination of employment as of December 31, 2023. As is more fully described on the following page, the Named Executive Officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any Named Executive Officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Bank.

	Potential Payments	Termination by the Bank (1)			Other Types of Termination
Executive	Upon Termination or Change of Control	For Cause	For Disability (2)	Without Cause (3)	By Resignation	For Good Reason (3)	Upon Death (2)	Change of Control (4)
F. Morgan Gasior	Cash payments	$—	$1,243,545	$1,775,465	$—	$1,775,465	$1,243,545	$1,775,465
	Continued Benefits	—	24,680	31,732	—	31,732	24,680	31,732
Paul A. Cloutier	Cash payments	$—	$814,815	$1,111,382	$—	$1,111,382	$814,815	$1,111,382
	Continued Benefits	—	40,028	51,464	—	51,464	40,028	51,464
Gregg T. Adams	Cash payments	$—	$316,056	$316,056	$—	$316,056	$316,056	$452,285
	Continued Benefits	—	10,357	10,357	—	10,357	10,357	10,357

(1)

For Messrs. Gasior and Cloutier, the payments reflected in these columns assume that the Bank continues to pay 100% of all compensation and benefits under their employment agreements with the Bank and the Company, and the Company continues to reimburse the Bank for a percentage of those expenses pursuant to an agreed-upon allocation under an Expense Sharing Agreement between the Bank and the Company. The allocation is based on the amount of time that Messrs. Gasior and Cloutier devote exclusively to the Company’s affairs. Since its inception and continuing through April 16, 2024, the Company has not separately or directly paid any base salary, cash incentive compensation, bonus or other cash compensation to Messrs. Gasior and Cloutier, and the Company currently has no equity-based compensation plans in effect. In the event of a qualifying Change in Control of the Bank, Messrs. Gasior and Cloutier would be entitled to certain payments under their employment agreements with the Bank, subject to any reduction pursuant to Internal Revenue Code Section 280G as set forth therein. Pursuant to Messrs. Gasior and Cloutier’s employment agreements with the Company, if the Bank were to fail to pay any amount due to Messrs. Gasior and Cloutier under their employment agreements with the Bank, the Company would be responsible for paying Messrs. Gasior and Cloutier such amount. The Company is not otherwise obligated to pay any separate or direct compensation to Messrs. Gasior and Cloutier. The Company is not prohibited from separately or directly compensating Messrs. Gasior and Cloutier, including upon the occurrence of a qualifying Change in Control, but this has not been the Company’s practice.  If this practice were to change, the amount of the separate payments made by the Company to Messrs. Gasior and Cloutier would be governed by the terms of their employment agreements with the Company and would not be limited or reduced by the terms of their employment agreements with the Bank or by Internal Revenue Code 280G.   For Mr. Adams, the payments reflected in these columns assume that the Bank continues to pay 100% of all compensation and benefits under his agreement with the Bank.

(2)	The payments reflected in this column include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of their employment period. Continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2023. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.
(3)

For Messrs. Gasior and Cloutier, the payments reflected in this column include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. For Mr. Adams, the payments reflected in this column include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k)contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of their employment period. For Messrs. Gasior and Cloutier, continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2023 and for Mr. Adams, continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2023.

(4)

The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For Messrs. Gasior and Cloutier cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. For Mr. Adams, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received for the greater of 18 months or from the date of termination through the end of their employment period. For Messrs. Gasior and Cloutier, continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2023 and for Mr. Adams, continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2023. Executive severance benefits for Messrs. Gasior, Cloutier, and Adams, pursuant to their respective employment agreements with the Bank, may be reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code. Assuming a December 31, 2023 termination, the cash payments reflected above for Mr. Adams do not require a reduction.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table on the previous page do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.
•	Distributions of plan balances under the Bank’s 401(k) plan. See “401(k) Plan” for an overview of the 401(k).

Amended and Restated Employment Agreements. The Company and Bank each entered into an amended and restated employment agreement with Messrs. Gasior and Cloutier on May 3, 2022. The Bank entered into an amended and restated employment agreement with Mr. Adams on January 27, 2023.

Compensation & Employee Benefits.  Under the employment agreements, the Bank will pay the executives the base salary as reflected in the Bank’s payroll records, which may be increased by the Board of Directors, but may not be decreased without the executive’s prior written consent. The employment agreements provide that the executive is entitled to participate in cash incentive compensation plans and discretionary cash bonuses, if approved by the Board. The employment agreements also provide that the executive will receive the use of an automobile or an automobile allowance, and in the case of Messrs. Gasior and Cloutier, the payment of designated club dues, provided that, in a given year, the aggregate amount of these allowances and payments may not exceed 10% of the executive's cash compensation. In addition, the employment agreements provide for, among other things, participation in any Section 125 cafeteria plan, group medical, dental, and vision (referred to as the “Core Plans”), disability and life insurance plans, the Bank’s 401(k) plan, and other employee and fringe benefits applicable to executive personnel or employees generally.

Termination for Disability or Death.  During the term of the employment agreement, each executive is provided with short-term and long-term disability insurance policies which will provide the executive with disability insurance payments in an amount equal to 60% of the executive’s base salary in the event the executive is generally terminated due to disability. Each executive is responsible for the payment of the disability insurance premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments.

In the event of the executive's termination of employment due to death or a disability determination (as defined in the employment agreements), the executive, or in the event of the executive’s death, the executive’s estate or trust, as applicable, will be entitled to certain benefits, including the executive's earned salary through the effective date of the termination of the executive's employment, an amount equal to the annual average of any cash incentive compensation and bonus that the executive received during the preceding two fiscal years, prorated based on the number of days during the calendar year that elapsed prior to the effective date of the termination of the executive's employment an amount equal to the executive's base salary for the remaining term of the executive's employment agreement, reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability benefits received by the executive, and certain health benefits.

Termination Without Cause. In the event the executive’s employment is terminated without cause during the term of the employment agreement, the executive will receive certain benefits, including the executive's earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive received during the immediately preceding two years, prorated based on the number of days during the calendar year that elapsed prior to the effective date of the termination of the executive's employment. In the case of Messrs. Gasior and Cloutier, the executive will also receive an amount equal to the executive's average annual compensation (base salary, cash incentive compensation, and other compensation) based on the most recent three taxable years and in the case of  Mr. Adams, the executive will receive an amount equal to his base salary for the greater of 18 months or from the date of termination through the end of their employment period, whichever period is longer, and certain health benefits.  A termination without cause also includes a decision by the Board, including a failure to elect or re-elect, or to appoint or re-appoint, the executive the title to which the executive was appointed or elected as of the date of the employment agreement.  In a change in control-related termination of employment by the Bank, the severance payments and benefits under employment agreements would be reduced, if necessary, to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code.

Termination of Employment by Executive for Good Reason. Under the employment agreements, the executive may terminate employment for “good reason” by giving notice within 60 days after the event giving rise to the right to terminate employment.  The definition of “good reason” includes: (i) the relocation of executive’s principal place of employment to a place that is more than a specified distance from designated locations; (ii) a reduction in the executive’s base salary or a material reduction in the benefits; (iii) a material uncured breach of the employment agreement; and (iv) a material diminution in executive’s duties and responsibilities following the consummation of a “change of control” as defined by applicable federal laws and regulations (a “Double Trigger”).  Consequently, all employment agreements require a “Double Trigger” for payment to be made in connection with a change in control. In the event an executive’s employment is terminated for good reason, the executive will receive the same amounts, the same coverage under the Core Plans and the same health insurance coverage continuation rights that the executive would receive if the executive's employment had been terminated without cause.

Termination of Employment by Executive. An executive who terminates employment by resignation other than due to Good Reason will only be entitled to the executive's earned salary and vacation through the date of termination.

Continuation of Health Insurance Benefits. In the event the executive's employment terminates involuntarily due to disability, death, without cause, or voluntarily for good reason, the executive and any qualified dependents (including the executive's spouse) are eligible for continued health insurance benefits. The period of continued health coverage ends upon the earlier of the executive's eligibility for comparable coverage under another group health insurance plan with no pre-existing condition limitation or exclusion, or the date on which the insured becomes eligible for Medicare coverage, or, for Mr. Adams, age 65. The executive's cost for continued health insurance benefits is equal to the amount paid by the executive for health insurance coverage immediately prior to the executive's termination.

General Release; Non-Solicitation. The executive is required under the employment agreement to execute a general release in consideration for any severance amounts. In addition, the executive agrees not to solicit the Bank’s customers, their business or the Bank’s employees for the greater of twelve months or the period of time in which the executive receives any severance payments or benefits under the agreement.

Compensation of Directors

Directors’ Fees. All directors of the Company who served in 2023, other than Ms. Zukonik, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received a Board fee of $3,000 per month for preparing for and attending meetings of the Board of Directors of the Bank. The directors of the Company received a Board fee of $1,500 per month.  Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2023 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2023 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. During 2023, the Company paid an Audit Committee fee of $500 per month to Mr. Hausmann (the Chairman of the Audit Committee), and $400 per month to Messrs. Wells and Wherfel (members of the Audit Committee).  Mr. Hausmann was reimbursed for his travel expenses for attending meetings of the Board of Directors of the Company and the Bank.

Ms. Zukonik was compensated for service as a director of the Company because she is not a director of the Bank. Ms. Zukonik received a Board fee of $1,500 per month.  Ms. Zukonik was reimbursed for her travel expenses for attending meetings of the Board of Directors of the Company.

The table below provides information on 2023 compensation for directors who served in 2023. Directors receive no perquisites in addition to the scheduled fees paid to each member, except as noted below:

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation	Total ($)
Cassandra J. Francis	$54,000	$—	$54,000
John M. Hausmann, C.P.A.	$60,000	$—	$60,000
Aaron J. O'Connor (2)	$36,000	$—	$36,000
Terry R. Wells	$58,800	$—	$58,800
Glen R. Wherfel, C.P.A.	$58,800	$—	$58,800
Debra R. Zukonik	$18,000	$—	$18,000

(1)	Fees for Ms. Francis and Messrs. Hausmann, Wells, and Wherfel include fees for service on the Board of Directors of the Bank in the amount of $36,000.
(2)	Fees for Mr. O'Connor represent fees for service on the Board of Directors of the Bank.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Narrative Discussion of Executive Compensation” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.

At our 2023 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory, non-binding basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2023 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which is occurring at the 2029 Annual Meeting of Stockholders. Accordingly, stockholders have the opportunity to vote on an advisory, non-binding resolution at the Annual Meeting to approve the compensation of our Named Executive Officers, as described in this Proxy Statement under “Narrative Discussion of Executive Compensation” and the compensation tables and narrative disclosure.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Narrative Discussion of Executive Compensation, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.

The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long-term success, and align the compensation of the Named Executive Officers with the long-term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Narrative Discussion of Executive Compensation” section of this Proxy Statement:

•	The Chief Executive Officer, the Chief Financial Officer and the Marketing and Sales President received cash incentive plan payments for the year ended December 31, 2023.
•	Base compensation increased 3.0% for the Chief Executive Officer and the Marketing and Sales President in 2023. The base compensation for the Chief Financial Officer increased 4.4% in 2023.
•	Base compensation increased 2.5% for the Chief Executive Officer, the Chief Financial Officer and the Marketing and Sales President in 2024.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2023 Annual Meeting of Stockholders, over 93% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.

Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.

The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional duty on the Board of Directors or the Human Resources Committee of the Company or the Bank. The Board of Directors and the Human Resource Committee will review the voting results and take them into account when making future decisions on the compensation of the Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.

STOCKHOLDER PROPOSAL

In accordance with SEC rules, we have set forth below a non-binding stockholder proposal, along with the supporting statement of the stockholder proponent, Henryk F. Walczak. As explained below in our statement of opposition, our Board unanimously recommends that you vote AGAINST the stockholder proposal.

Henryk F. Walczak, has advised us that he is the beneficial owner of 133,480 shares of our common stock. Mr. Walczak has advised us that he plans to attend the annual meeting and present the below proposal.  Mr. Walczak's address will be provided promptly upon written or oral request to the Corporate Secretary of the Company.  All statements in the following stockholder proposal are the sole responsibility of Mr. Walczak.

Stockholder Proposal

RESOLVED, that the Stockholders of BankFinancial Corp. recommend that the Board of Directors immediately engage an investment banking firm experienced in community bank mergers and acquisitions to guide the Company in promptly taking steps to merge or sell BankFinancial on terms that will maximize stockholder value.

Supporting Statement

BankFinancial is a small institution competing for customers and talented employees in a rapidly changing industry requiring size and scale for efficient profitably. Since completion in June 2005 of its conversion to public ownership, BankFinancial has failed to earn a satisfactory return on stockholders' invested capital. I think it unlikely BankFinancial stockholders will receive an acceptable return on their investment in the foreseeable future through the Company's continued independent operation. In contrast, the sale or merger of the Company with a larger financial institution likely will provide stockholders a substantial premium over present market value. BankFinancial should take advantage of the rapid consolidation in the banking industry by selling or merging the Company.

BankFinancial's Book Value per Share declined from $13.16, on June 30, 2005, first report after the IPO, to $12.00 on March 31, 2023. Much of the decline the book value (BV) is due to the Company purchasing its shares at large premiums to BV, including from an activist investor at approximately $15.00 per Share. Poor acquisitions and a bloated expense base have also contributed.

BankFinancial's earnings have improved recently but remain well below a satisfactory return commensurate with the risk of stockholders' invested equity capital. The Company historically has earned far less than its cost of capital. Risk-free investment returns of over 5% per annum now are available on certificates of deposit.

BankFinancial's disappointing performance is evidenced in the price of its stock. The Company's shares closed at $8.58 on July 20, 2023 (the day on which this Stockholder Proposal was submitted to the Company), a little over half of what it traded for on day one following the June 2005 IPO.

The Company's unsatisfactory financial performance is especially distressing in the context of the risks associated with an equity investment in BankFinancial. These risks include volatile interest rates, changing real estate values, expensive compliance with regulations and laws, technology developments, expensive cyber security, and intense competition from traditional and non-traditional financial institutions. Many non-traditional competitors enjoy advantages of less regulation and lower tax burdens than BankFinancial.

Banks similar to BankFinancial have merged with larger financial institutions, and stockholders of the acquired banks have received significant premiums over the pre-merger market price of  their shares. Cost efficiencies associated with scalable technology reward larger institutions disproportionately, incenting banks to grow larger, faster.

The greatest long-term value for BankFinancial stockholders will be realized through the prompt sale or merger of the Company.

PLEASE PLEASE vote FOR this proposal.

Board of Directors Statement in Opposition

The Board of Directors (the “Board”) believes that the stockholder proposal is not in the best interests of the Company and its stockholders for the reasons discussed below.

The proposal requests the Board to do two things - engage an investment banking firm and “promptly” take steps to sell or merge the Company on terms that will maximize stockholder value.

The Board has long believed that the continued receipt of information and advice from investment bankers is an important part of the strategic planning process.  As such, the Board has periodically met with investment bankers, including within the past year, to receive presentations on such matters as current economic and market conditions, other factors impacting the market price of the Company’s common stock and financial institution stocks generally, potential business strategies that should be considered or avoided, empirical data on recent business combinations, the state of the market for business combinations involving financial institutions in the Chicago market, acquisition pricing metrics and mark-to-market accounting adjustments in the current interest rate environment, the impact of the current regulatory environment on the approvability of business combinations and timing considerations concerning the pursuit of potential strategic alternatives. Consistent with its public statements over many years, the Board remains open to considering, and if appropriate pursuing, potential business combinations.

The Board believes that approving the second portion of the proposal - that the Board “promptly” take steps to merge or sell the Company - will not place the Board in the best position to achieve optimal terms with any potential acquirors that may have an interest in the Company.  Moreover, the proponent’s desire for immediacy fails to recognize that timing is a critical strategic decision that must be based on a thoughtful evaluation of market conditions and other factors such as those delineated above.  The Board will continue to receive investment banking advice and information on such factors and will evaluate any potential strategic opportunities that may become available to the Company consistently with the requirements of the Maryland General Corporation Law.  The Board will also continue to conduct its oversight of the Company’s operational execution and capacity for continued performance improvement.

The Board notes that some of the proponent’s assertions in the proposal are oversimplified generalizations that omit critical facts.  Since the date of the Company’s initial public offering, the Company has paid $86.1 million in total dividends to its stockholders and returned $169.2 million in cash to stockholders through the Company’s repurchase of 12,324,712 shares of its common stock (which represents more than half of the shares the Company issued in the initial public offering) as part of its capital management program.  As of the date this Supporting Statement was prepared, the closing price of the Company’s common stock was $10.29, not the mid-2023 price noted in the proposal that occurred when bank stocks sharply declined due to circumstances involving Silicon Valley Bank and Signature Bank. As of December 31, 2023, the Company’s 1-Year Total Shareholder Return was 2.05% and its 3-Year Total Shareholder Return was 32.14%.

The Board values and carefully considers constructive stockholder input.  The Board recently added two new independent directors, including a representative of a significant institutional stockholder, to include the perspectives and views of institutional stockholders in its deliberations and evaluations concerning the Company’s future strategic direction.  In addition to the 5.2% ownership position of the Company’s new institutional investor director, the Company’s directors, officers and associates collectively own 13% of the Company’s outstanding shares, thus substantially aligning their long-term interests with the interests of stockholders.

As of December 31, 2023, the Company has strong liquidity with 12% cash and short-term investments to total assets, is well-capitalized with an 11% tangible capital ratio and has a demonstrated ability to improve earnings, all of which continue to provide meaningful prospects for future improvements in its market share price and in its ultimate franchise value in a business combination.

The Board of Directors recommends that the stockholders of the Company vote “AGAINST” this proposal.

ETHICS AND BUSINESS CONDUCT MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, BankFinancial, NA (the “Bank”). The Company and the Bank maintain comprehensive policies, procedures, internal controls and practices with respect to ethics and business conduct matters, including:

•

Codes of Ethics & Business Conduct. The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Any amendments to and waivers of the requirements of the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com.

The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market that applies generally to the Company’s directors, officers, and employees. The Company and the Bank conduct training with respect to these matters at least annually. The Company and the Bank maintain appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Anti-Money Laundering Policy and Risk Management. The Bank maintains a Bank Secrecy Act / Anti-Money Laundering / Countering the Financing of Terrorism Policy that is reviewed at least annually by its Board of Directors. The Bank Secrecy Act / Anti-Money Laundering / Countering the Financing of Terrorism Policy includes a Know-Your-Customer (KYC) customer due diligence compliance program requirement.  The Bank conducts compliance training programs, from entry-level to executive-level (including the Board of Directors of the Bank), focused on Bank Secrecy Act / Anti-Money Laundering, at least annually.

•

Anti-Money Laundering Policy External Review. The Audit Committee of the Board of Directors of the Bank reviews an annual independent external compliance review of the Bank Secrecy Act / Anti-Money Laundering / Countering the Financing of Terrorism Policy and its related compliance programs in accordance with the standards of the Federal Financial Institutions Examination Council (“FFIEC”).   The Bank Secrecy Act / Anti-Money Laundering / Countering the Financing of Terrorism Policy external review includes a review of the Know-Your-Customer (KYC) customer due diligence program.

•

Anti-Bribery Policy. The Bank maintains a Professional Responsibility Policy requiring compliance with the Bank Bribery Amendments Act of 1985. The Bank conducts compliance training program with respect to its anti-bribery policy on a periodic basis. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Political Activities.  The Bank maintains a Professional Responsibility Policy requiring compliance with the Federal Election Campaign Act of 1971, which prohibits contributions of any kind to any federal, state or local primary or general election campaign or candidate by the Bank, or reimbursement of any such contributions by employees. The Bank maintains controls and conducts external and internal audit testing for compliance with its Professional Responsibility Policy. The Bank maintains appropriate independent, anonymous channels of communication available on a continuous basis to the Internal Audit Division for notification of potential or actual violations of the Bank’s systems of internal controls, applicable laws, regulations or Bank policies.

•

Stakeholder Engagement Activities. The Company periodically participates in investor conferences conducted by investment banking firms. The Company maintains telephone and electronic mail access for media, investor and stakeholder communications which is monitored by senior officers of the Company and meets with shareholders as appropriate to discuss relevant topics of interest.

INFORMATION SECURITY MATTERS

The Company conducts no business activities other than activities relating to capital management, stockholder relations, and acting as a source of financial strength for its subsidiary, the Bank. Cyber/information security is a significant and integrated component of the Company’s risk management strategy. As an insured depository institution, threats to information security are present and growing, and the potential exists for a cybersecurity incident to occur, which could disrupt business operations or compromise sensitive data. To date, the Company has not, to its knowledge, experienced an incident materially affecting or reasonably likely to materially affect the Company.  The Bank maintains comprehensive policies, procedures, internal controls and practices with respect to cyber/information security, including:

•

Information Security Policy and Risk Management. The Bank maintains an Information Security Policy reviewed and updated as needed, and at least annually by its Board of Directors. The Boards of Directors of the Company and the Bank review a formal Information Security Report at least annually and also receive periodic reports on cyber/information security topics and matters.

As required by federal banking laws and regulations, the Bank’s cyber/information security risk management practices include risk assessments, controls and practices specifically for cybersecurity, information technology deployment and third-party information technology vendor risk management.

The Bank conducts an extensive training program, from entry-level to executive-level, focused on information security and customer data privacy. As part of its Enterprise Risk Management protocols, the Company and the Bank maintain insurance policies appropriate for the scope of its operations, including coverage for risks related to cyber/information security and customer data privacy.

•

Information Technology & Information Security Audits.  The Bank conducts independent external and internal audits of internal controls relating to information technology and information security in accordance with standards established by the Federal Financial Institutions Examination Council (“FFIEC”). Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review and monitor the effectiveness of the Bank’s internal controls, including those controls related to information security, based on independent external audit and internal audit reports.  The Chief Audit Officer, who is also a Certified Information Systems Auditor, coordinates the external and internal audit plan and reporting functions for the Bank.

•

Information Security Management. To prepare and respond to incidents, the Bank maintains implemented multi-layered cybersecurity protocols, integrating people, technology, and processes as part of the Bank’s Information Security Program. The Information Security Program is governed by various information security and cybersecurity, systems development, change control, disaster recovery/business continuity, third-party vendor management and physical asset classification and control policies. The Information Security Program identifies data sources, threats and vulnerabilities, deploys current information security technologies and ensures awareness, accountability, and oversight for data protection throughout the Bank and with trusted third parties to ensure that data is protected and able to be recovered in the event of a breach or failure (technical or other disaster). The Company engages qualified third-party vendors, consultants and independent auditors to, among other things, conduct network penetration tests and perform cyber/information security audits.

The Information Services Division of the Bank is primarily responsible for identifying, assessing and managing material risks from cyber/information security threats. Information security management is conducted by the Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) of the Bank. The CIO has ten years’ experience with the Bank, including information security technology deployment and previous information technology audit experience. The CISO has more than 15 years of experience with the Bank, with expertise in large-scale systems information security and customer data privacy management.

The CIO monitors, evaluates and adjusts the Bank’s Information Security Program, considering any relevant changes in technology, the sensitivity of its customer information, internal or external threats to information, and changing business arrangements, such as mergers and acquisitions, technology development initiatives, alliances and joint ventures, outsourcing arrangements, and changes to customer information systems. The Management Audit/Compliance Committee reviews and coordinates the status and results of information security controls, network penetration, business continuity/disaster recovery testing, and incident response plan testing. The CIO is a member of various management committees, chairs the Technology Coordinating Committee of the Bank, and presents cyber/information security updates on a periodic basis to the Chief Executive Officer and the Bank’s Board of Directors.

Our employees are the first line of defense with respect to cyber/information security protection. Each employee is responsible for protecting Bank and customer information. Employees are provided training at initial onboarding and thereafter regarding information security and cybersecurity-related policies and procedures applicable to their respective roles within the organization. In addition, employees are subjected to regular simulated phishing assessments, designed to sharpen threat detection and reporting capabilities. In addition to training, employees are supported with solutions designed to identify, prevent, detect, respond to, and recover from cyber/information security threats and activities intended to compromise cyber/information security.

•

Customer Data Privacy. The Bank maintains and publishes its Customer Data Privacy Policy on its official website. The Principles include disclosures of the use and sharing of certain customer information, as well as the significant restrictions the Bank places on such activities. In addition, the Bank maintains policies restricting the knowing use or collection of information about children under 13 by the Bank, other than to provide parental notice or consent. The Bank also maintains policies and controls over the use of electronic mail solicitations, including a customer’s ability to “opt-out” of electronic solicitations at any time.

The Bank maintains policies, controls and training programs concerning customer information security, including transaction processing. The Bank deploys universal conditional access policies, requires multi-factor authentication for external network access and on-line banking access by Bank customers, and maintains additional access controls for network security and transaction processing. The Bank also has policies and controls to identify, classify and limit access to non-public customer information, including a comprehensive third-party vendor management cyber/information security risk program.

•

Customer Data Privacy Reviews. The Bank conducts independent external and internal reviews of internal controls relating to customer data privacy and data security in accordance with the requirements of the Gramm-Leach-Bliley Act, the Right to Financial Privacy Act, and standards established by the FFIEC. Pursuant to their respective Charters, the Audit Committees of the Company and the Bank review the effectiveness of the Bank’s internal controls, including those controls related to customer data privacy based on independent external audit and internal audit reports.

•

Information Security Incident Response. The Bank maintains information security incident response plans for various information security/data breach scenarios. The Bank tests its incident response plans at least annually. Pursuant to applicable federal and state laws, regulations and FFIEC standards, the Bank maintains incident response notification procedures for affected customers, including notification of federal regulatory authorities and law enforcement. For the preservation of all possible avenues for law enforcement, the Bank does not disclose information security incidents to the general public unless required by law or as directed by applicable lawful authority.

ENVIRONMENTAL MATTERS

The Bank maintains certain policies and practices with respect to environmental matters, including:

•

Environmental Protection and Sustainability. The Bank maintains policies to detect and prevent adverse environmental conditions with respect to the business operations of its borrowers; in addition, the Bank provides specialized financing for remediation of environmentally-contaminated real property to restore the property to a condition in compliance with federal and state environmental protection laws and regulations.

With respect to the Bank’s facilities and operations, the Bank’s operations and branch office density present an inherently low profile in terms of carbon emissions. To the extent supported by local municipalities, the Bank participates in plastic and metal recycling programs. The Bank’s migration to digital transaction execution and information delivery significantly reduces the Bank’s consumption of paper and road delivery services. The Bank’s capital investment program continues to invest in energy-efficient lighting and HVAC systems, which can produce reductions of up to 60% compared to historical energy usage and non-recyclable materials replacement.

•

Environmental Supply-Chain Management.  Over 95% of the direct supply-chain for the Company and the Bank is based in the United States. Due to the absence of a material international component to the direct supply chain, the Company and the Bank do not maintain global vendor codes of conduct with respect to environmental matters.

SOCIAL AND COMMUNITY MATTERS

The Company or the Bank maintains several activities with respect to community and social matters:

•

Community Investment, Participation and Support. The Bank is a leader in community investment, with ten consecutive “Outstanding” Community Reinvestment Act ratings since 1998 as determined by agencies of the U.S. Treasury Department. The Bank maintains a leadership position in lending to providers of affordable multi-family residential housing in its primary market, and in providing financing to providers of healthcare and community support services to low-income individuals and families, developmentally disabled persons, and the elderly. The Bank provides financial and in-kind support by its associates to approximately 100 charitable organizations within its communities.

•

Workforce.  With minorities and women equal to 76% of the Bank’s workforce and 60% of the Bank’s management leadership, the Bank maintains workforce diversity broadly consistent with its communities. With respect to the composition of the Company’s Board of Directors continuing in office, women and minorities constitute 38% of the total Board membership.

•

Human Rights Policy. 100% of the workforce of the Company and the Bank is based in the United States, and is therefore subject to federal, state and local civil rights, minimum/living wage, employment benefits, and labor laws and regulations. The Company and the Bank maintains appropriate equal opportunity, anti-discrimination, anti-harassment and workplace safety policies and practices, including anti-discrimination policies with respect to sexual orientation and gender identity/expression, including independent, anonymous channels of communication available every day to the Human Resources Division and Internal Audit Division for notification of potential or actual violations of the Bank’s Human Rights policies and practices.

•

Human Rights Convention. The Board of Directors of the Company has affirmed the Company’s agreement with and support for the International Covenant for Civil and Political Rights (ICCPR) as ratified by the United States Senate in 1992.

•

Human Rights & Supply-Chain Management. Over 95% of the direct supply-chain for the Company and the Bank is based in the United States, and is therefore subject to federal, state and local civil rights and labor laws and regulations. The Bank maintains a Vendor Management Policy which includes local community inclusion, civil rights, and labor compliance standards in vendor selection.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 60 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2023 to any executive officer or directors or to a related interest of a director or executive officer. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;
◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;
◦	the date such shares were acquired and the investment intent of such acquisition; and
◦

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•

As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•

As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•

As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•

To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2025 Annual Meeting of Stockholders must be given to the Company no earlier than December 10, 2024 and no later than 5:00 P.M., Chicago, Illinois Time, on January 9, 2025. If notice is received before December 10, 2024 or after 5:00 P.M., Chicago, Illinois Time, on January 9, 2025, it will not be considered timely, and the Company will not be required to present the matter at the next Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on January 9, 2025. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.

NOTICE OF A SOLICITATION OF PROXIES IN SUPPORT OF DIRECTOR NOMINEES OTHER THAN THE COMPANY’S NOMINEES

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2025 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 60 North Frontage Road, Burr Ridge, Illinois 60527, or BFIN@bankfinancial.com, no later than March 25, 2025.  Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in their discretion.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of BankFinancial’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation. We have retained Alliance Advisors, LLC to act as a proxy solicitor in conjunction with the Annual Meeting. For proxy solicitation services, we have agreed to pay Alliance Advisors a fee of $10,000, plus (i) itemized charges based on the number of calls made and votes received by Alliance Advisors, and (ii) reasonable expenses for such services.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED December 31, 2023 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 60 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

James J. Brennan
Secretary

Burr Ridge, Illinois

May 9, 2024

APPENDIX A

BANKFINANCIAL CORPORATION

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

I.	PURPOSE OF THE COMMITTEE

The Corporate Governance and Nominating Committee shall be directly responsible for recruitment and evaluation of incumbent and new candidates for election to the Board of Directors.

II.	MEMBERSHIP

The Board shall appoint the members of the Corporate Governance and Nominating Committee annually. All members of the Committee shall be independent of the Company’s management and free of any relationship that would compromise their exercise of independent judgment as Committee members. Directors eligible for re-nomination during the current calendar year are not eligible for appointment as members of the Committee for the current year. Each member of the Committee must satisfy all applicable qualification and independence requirements set forth in the rules and regulations of applicable regulatory organizations.

III.	FREQUENCY OF MEETINGS

The Committee shall meet as frequently as necessary but no less than annually. The Committee shall also meet at the request of the Chief Executive Officer or a majority of the Board of Directors. The Board of Directors shall designate a Chairperson of the Committee. The Committee Chairperson shall approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum. The Committee shall maintain minutes or other records of its meetings and activities.

The Committee shall, through its Chairperson, report regularly to the Board following the meetings of the Committee, addressing the matters designated by this Charter and such other related matters as the Committee may deem appropriate.

IV.	AUTHORITY

The Committee may conduct or authorize investigations into any matters within its scope of this Charter. The Committee may also take any other action permitted by applicable laws, rules and regulations necessary to accomplish any action authorized by this charter. The Committee may conduct meetings in executive session with members of the Board of Directors or new candidates (in each case, either individually or jointly) to effect the appropriate environment of communication and coordination for the Company’s control environment.

The Committee may request reports from the Chief Executive Officer or General Counsel. The Committee may also retain (and determine the funding for) experts to advise or assist it, including outside counsel, search firms or other advisors, and the Company must provide sufficient funding for any such assistance.

A-1

V.	SCOPE OF COMMITTEE RESPONSIBILITIES

The scope of Corporate Governance and Nominating Committee responsibilities is as follows:

A.	Board of Directors Candidate Evaluation

•

Determine whether candidates meet the minimum qualifications for election pursuant to the Company’s Charter, Section 1.09 of the Company’s Bylaws and all applicable laws and regulations to which the Company is subject, including the determination whether an existing or proposed Board member meets all standards of independence established by applicable regulatory organizations;

•

Determine whether the background, experience and expertise of any candidate to the Board of Directors is in the long-term interests of stockholders. In its sole discretion, the Committee may consider the current composition of the Board of Directors and its Committees, the number of directors meeting all “independence” standards imposed by applicable regulatory organizations, present and future business activities and plans, the representation of the diverse communities and geographies served by the Company and any other factors the Committee deems appropriate.

B.	Corporate Governance Compliance

•

Facilitate and coordinate all meetings of independent directors required by all regulatory organizations. The Committee may appoint one or more independent directors as liaisons to non-independent directors, management or stockholders as it deems appropriate;

•	Coordinate and report to the Board of Directors an annual evaluation of the Board’s performance;

•	Review director compensation and recommend any changes to the Board of Directors;

•	Review the suitability of this Charter and the Company’s corporate governance practices and recommend any changes to the Board of Directors;

•	At least annually, assess any emerging legal or regulatory issues that may have a material effect on the Company’s corporate governance policies, practices or reports in the future.

VI.	LEAD DIRECTOR

The Chairperson of the Committee shall serve as the Lead Director of the Board of Directors. The Lead Director will call and preside at all executive sessions or special meetings of the Board’s outside, independent directors and provide feedback to the Chief Executive Officer regarding the same; work with the Chairpersons of the other Committees of the Board to ensure coordinated coverage of Board’s duties and responsibilities; serve as a supplemental point of contact for Board members and stockholders; serve as a liaison between the Board’s outside, independent Directors who are not considered independent under applicable legal standards; coordinate the implementation of this Charter, including the annual Board performance evaluation for herein; and execute such other duties and responsibilities as the Board may establish.

VII.	UNIVERSAL AGENDA ACCESS

Any member of the Board of Directors may place an item on the Agenda for any regular or special meeting of the Board of Directors by notifying the Chief Executive Officer or the Secretary of the same at least three business days before the scheduled date of the meeting.

VIII.	CONCLUSION

The Committee is to serve as an independent and objective party to monitor the Company’s corporate governance practices and facilitate the effective governance of the Company based on its evaluation of the composition and conduct of the Board of Directors.

A-2

BankFinancial[SM] Corporation

VOTE

IMPORTANT ANNUAL MEETING INFORMATION

Your vote matters – here's how to vote!

You may authorize a proxy to vote your shares online or by phone instead of mailing this card.

Proxies submitted electronically must be received by 1:00 a.m., Chicago, Illinois Time, on June 21, 2024, and by 1:00 a.m., Chicago, Illinois Time, on June 18, 2024 for 401(K) Plan Participants.

Online
Go to **www.envisionreports.com/BFIN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BFIN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

BankFinancial Corporation Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

01 - Cassandra J. Francis   02 - Terry R. Wells

☐ Vote FOR all nominees   ☐ WITHHOLD vote from all nominees

☐ For All EXCEPT   01 ☐   02 ☐

The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. An advisory, non-binding resolution to approve our executive compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

	For	Against	Abstain
4. A stockholder proposal regarding hiring an investment banking firm, if properly presented at the annual meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof as permitted by law.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

The undersigned acknowledge(s) receipt from the Company, prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement dated May 9, 2024 and the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, the signature of any joint holder is required. A proxy executed by a corporation or other legal entity should be signed in its name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03Z1TF

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TO: TRUSTEE OF THE BANKFINANCIAL AND SUBSIDIARIES ASSOCIATE INVESTMENT PLAN

With respect to shares of BankFinancial Corporation common stock held by Voya Institutional Trust Company, as trustee of the BankFinancial and Subsidiaries Associate Investment Plan (the "401(k) Plan"), that are allocated to my account pursuant to the terms of the 401(k) Plan, you are directed to sign and forward a proxy, in the form being solicited on behalf of the Board of Directors, to vote only at the Annual Meeting of Stockholders, to be held on June 21, 2024 at 11:00 a.m., Chicago, Illinois Time, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois 60527, and at any and all adjournments or postponements thereof, as marked on the reverse side.

If my instructions to the Trustee are not received by June 18, 2024, or if I do not respond, such shares allocated to my plan account will be voted by the Trustee, Voya Institutional Trust Company, in the same proportion that it votes the shares with which it receives participant voting instructions and in accordance with ERISA.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - BANKFINANCIAL CORPORATION

Proxy for Annual Meeting of Stockholders June 21, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKFINANCIAL CORPORATION

The person(s) granting this proxy, whose signature(s) appear(s) on the reverse side of this proxy, hereby appoint(s) F. Morgan Gasior, John M. Hausmann, Glen R. Wherfel, Debra R. Zukonik and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to act as attorneys and proxies for the person(s) granting this proxy to attend the Annual Meeting of Stockholders (the "Annual Meeting") of BankFinancial Corporation, a Maryland corporation (the "Company"), to be held on June 21, 2024 at 11:00 a.m., Chicago, Illinois Time, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Pkwy., Burr Ridge, Illinois 60527 and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned, with all the powers the undersigned would possess if present.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF THE ENGAGEMENT OF RSM US LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, "FOR" THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION AND "AGAINST" THE STOCKHOLDER PROPOSAL REGARDING HIRING AN INVESTMENT BANKING FIRM. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN WITH RESPECT TO SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy continues and must be signed on the reverse side.

Thank you for voting.

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.